Exhibit 107.1
Calculation of Filing Fee Tables
Form S-3
(Form Type)
Southern Company Gas
Southern Company Gas Capital Corporation
(Exact Name of Each Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Southern Company Gas Capital Corporation Debt Securities	457(r)	(2)	(2)	(2)	(3)	(3)
	Other	Guarantee of Debt Securities by Southern Company Gas (1)	457(r)	(2)	(2)	(2)	(3)	(3)
	Debt	Southern Company Gas Capital Corporation Junior Subordinated Notes	457(r)	(2)	(2)	(2)	(3)	(3)
	Other	Guarantee of Junior Subordinated Notes by Southern Company Gas (1)	457(r)	(2)	(2)	(2)	(3)	(3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)No separate consideration will be received for the Guarantee of Debt Securities or the Guarantee of Junior Subordinated Notes by Southern Company Gas and, pursuant to Rule 457(n) under the Securities Act of 1933, as amended (the “Securities Act”), no registration fee is required with respect to these securities.
(2)There are being registered hereunder such presently indeterminate principal amount of Debt Securities and Junior Subordinated Notes of Southern Company Gas Capital Corporation and Guarantees thereof by Southern Company Gas as may from time to time be issued at indeterminable prices.
(3)In accordance with Rules 456(b) and 457(r) of the Securities Act, Southern Company Gas and Southern Company Gas Capital Corporation are deferring payment of all of the registration fee, which will be calculated based on the fee rate in effect at the time of such fee payment.